Exhibit (c)(2) Project Sequoia – Materials for Discussion DRAFT, PRELIMINARY, AND SUBJECT TO CONFIRMATION & MATERIAL REVISION April 23, 2023 STRICTLY PRIVATE & CONFIDENTIAL

- DRAFT AND SUBJECT TO CHANGE - Presentation Basis ▪ This presentation was prepared on a confidential basis exclusively for the benefit and use of the Board of Directors of Sting (the “Company”). This presentation is subject to the assumptions, qualifications and limitations set forth herein. This presentation is for discussion purposes only. It is not a recommendation as to how any Board member should vote, and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of Needham & Company, LLC. ▪ The information contained in this material is based on information obtained from the Company and other sources. Needham & Company, LLC has relied upon the accuracy and completeness of the foregoing information and has neither attempted to verify independently nor assumed responsibility for verifying any of such information. Any financial estimates and projections contained herein have been prepared by management or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct, and we have assumed that such estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management or represent reasonable estimates. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of the Company as the Board of Directors of the Company and, accordingly, Needham & Company, LLC takes no responsibility for the accompanying material when used by persons other than the Board of Directors. ▪ Nothing contained herein should be construed as tax, accounting, or legal advice. NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 1

- DRAFT AND SUBJECT TO CHANGE - Table of Contents Section 1 Valuation Analysis and Considerations Appendix A WACC Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 2

- DRAFT AND SUBJECT TO CHANGE - Valuation Analysis and Considerations NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 3

- DRAFT AND SUBJECT TO CHANGE - Sequoia Whole Company Forecast (Chip Only) Sequoia Pro-Forma Annual Income Statement Sequoia Pro-Forma Quarterly Income Statement (in $000) 2022A 2023E 2024E 2025E Revenue Massive IoT $ 21,986.0 $ 19,204.1 $ 62,012.6 $ 110,519.8 Broadband IoT 987.9 3,091.7 8,824.9 29,483.4 IP & Services 37,577.1 28,943.4 26,010.7 17,535.0 Total Revenue 60,551.0 51,239.2 9 6,848.2 157,538.3 Note: Pre-Chip Conversion Product Revenue Est. 30,674.8 107,247.4 210,185.4 Cost of Revenue Variable Product Cost (13,999.7) (11,574.7) (34,542.1) (63,329.8) Fixed Cost (1,269.6) (1,144.8) (1,180.4) (1,184.0) Cost of Services (2,222.0) (2,376.0) (2,376.0) (756.0) Total Cost of Revenue (17,491.3) (15,095.5) (38,098.4) (65,269.8) Gross Profit 4 3,059.8 36,143.7 5 8,749.8 92,268.5 Variable Product Gross Profit Margin 39.1% 48.1% 51.2% 54.8% Product Gross Profit Margin 33.5% 43.0% 49.6% 53.9% Total Gross Profit Margin 71.1% 70.5% 60.7% 58.6% Operating Expenses General & Administrative (6,791.8) (6,415.9) (6,615.9) (6,633.7) Sales & Marketing (8,406.7) (9,996.1) (10,292.8) (10,347.2) Research & Development (21,286.1) (26,325.7) (30,109.6) (31,078.7) OverHead (5,748.0) (5,786.9) (5,928.5) (5,935.6) Total Operating Expenses (42,232.7) (48,524.6) (52,946.9) (53,995.2) 0 0 0 0 Operating Profit $ 827.1 $ (12,380.9) $ 5,802.9 $ 38,273.3 Operating Profit Margin 1.4% (24.2%) 6.0% 24.3% Notes: Source: Information provided by management NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 4

- DRAFT AND SUBJECT TO CHANGE - Summary of Valuation Methodologies ▪ In preparing the following preliminary valuation, Needham considered the following ➢ Selected Public Companies: Wireless / Connectivity / IoT-Centric Peers ➢ Selected M&A Transactions: Valuation is capped by applying transaction multiple to historical financial results; doesn’t represent full value and future potential upside post acquisition (included for illustrative purposes) ➢ Discounted Cash Flow Analysis: intrinsic valuation analysis performed based on Company’s financial statement estimates; reflects opportunity to unlock long term value NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 5

- DRAFT AND SUBJECT TO CHANGE -

Selected Public Companies

$ in millions		% of			Enterprise Value /									
	4/21/2023	52-week	Equity	Enterprise	Revenue			Gross Profit			Revenue Growth		Gross Margin	
Company	Price	High	Value	Value	CY'23E	CY'24E	CY'25E	CY'23E	CY'24E	CY'25E	23E/22A	24E/23E	2023E	2024E
Wireless / Connectivity / IoT-Centric Companies														
Analog Devices, Inc.	$ 186.34	*94%*	$ 94,260.6	$ 99,133.3	7.8x	7.5x	NA	10.6x	10.3x	NA	*5.3%*	*2.8%*	*73.5%*	*73.4%*
Infineon Technologies	38.01	*92%*	49,640.9	51,518.2	2.9x	2.7x	2.5x	6.4x	6.1x	5.5x	*15.1%*	*7.4%*	*45.3%*	*44.6%*
Microchip Technology Inc.	76.80	*89%*	42,070.7	48,370.5	5.6x	5.5x	5.0x	8.3x	8.0x	NA	*7.4%*	*1.7%*	*67.7%*	*68.9%*
Nordic Semiconductor	10.89	*53%*	2,099.0	1,719.9	2.5x	2.0x	1.7x	4.7x	3.9x	3.2x	*(9.7)%*	*21.3%*	*51.7%*	*51.6%*
NXP Semiconductors	169.82	*87%*	44,071.6	51,682.6	4.2x	3.8x	3.6x	7.2x	6.6x	6.1x	*(6.1)%*	*8.3%*	*57.8%*	*58.0%*
Qorvo Inc.	92.95	*77%*	9,284.7	10,389.5	3.1x	2.8x	2.4x	6.9x	5.8x	4.8x	*(12.6)%*	*12.1%*	*45.2%*	*47.5%*
Semtech Corporation	20.70	*32%*	1,322.1	2,426.9	2.4x	2.0x	NA	4.9x	4.0x	NA	*33.2%*	*20.0%*	*49.3%*	*50.2%*
Silicon Laboratories Inc.	166.50	*86%*	5,311.2	4,648.8	4.4x	3.8x	3.1x	7.1x	6.5x	5.4x	*4.1%*	*15.4%*	*61.3%*	*58.4%*
Skyworks Solutions Inc.	106.72	*87%*	16,965.7	18,162.9	3.6x	3.3x	NA	7.0x	6.4x	NA	*(4.9)%*	*9.1%*	*51.2%*	*50.7%*
STMicroelectronics	47.42	*89%*	43,175.6	41,428.6	2.4x	2.3x	2.1x	5.1x	4.9x	4.5x	*7.0%*	*4.8%*	*46.7%*	*47.1%*
Synaptics Inc.	95.13	*55%*	3,747.7	3,868.7	2.6x	2.3x	NA	4.4x	4.1x	NA	*(5.7)%*	*10.5%*	*58.9%*	*57.1%*
Mean					**3.8x**	**3.5x**	**2.9x**	**6.6x**	**6.1x**	**4.9x**	***3.0%***	***10.3%***	***55.3%***	***55.2%***
Median					**3.1x**	**2.8x**	**2.5x**	**6.9x**	**6.1x**	**5.1x**	***4.1%***	***9.1%***	***51.7%***	***51.6%***
Sequoia	**$ 2.47**	***60%***	**$ 118.4**	**$ 154.4**	**2.8x**	**1.8x**	**1.9x**	**4.2x**	**2.8x**	**3.6x**	***(10.0)%***	***61.4%***	***67.4%***	***61.8%***
Aggregate Mean					**3.7x**	**3.3x**	**2.8x**	**6.4x**	**5.8x**	**4.7x**	***1.9%***	***14.6%***	***56.3%***	***55.8%***
Aggregate Median					**3.0x**	**2.7x**	**2.4x**	**6.6x**	**5.9x**	**4.8x**	***(0.4)%***	***9.8%***	***54.7%***	***54.3%***

Notes:
Source: FactSet Research Systems, SEC Filings
Market statistics reflect closing stock price on April 21, 2023
'NM' for multiples that exceed 75x, 'NEG' for multiples that are below zero and 'NA' for unavailable or insufficient information

NEEDHAM & COMPANY *STRICTLY PRIVATE & CONFIDENTIAL* 6

- DRAFT AND SUBJECT TO CHANGE -

Selected M&A Transactions

($ in Millions)

Announce Date	Target	Acquirer	Enterprise Value	Enterprise Value / LTM Revenue
8/2/2022	Sierra Wireless, Inc.	Semtech Corporation	$ 1,263	2.3x
11/4/2021	Neophotonics Corporation	Lumentum Holdings Inc.	858	3.1x
10/28/2021	Celeno Communications	Renesas Electronics Corp.	315	8.5x
8/30/2021	DSP Group, Inc.	Synaptics, Inc.	480	3.8x
7/14/2021	Coretex	Eroad	133	4.0x
5/25/2021	Telit Communications Limited	DBAY Advisors Limited	418	NA
4/22/2021	Silicon Laboratories Inc. (Infrastructure & Automotive Business)	Skyworks Solutions Inc.	2,750	7.1x
4/8/2021	ORBCOMM Inc.	GI Partners, L.L.C.	1,089	4.4x
2/7/2021	Dialog Semiconductor Plc	Renesas Electronics Corp.	5,461	4.1x
1/14/2021	Acacia Communications, Inc.	Cisco Systems, Inc.	4,190	11.3x
7/17/2020	DisplayLink Corp.	Synaptics, Inc.	305	3.2x
7/7/2020	Broadcom, Inc. (Wireless Internet of Things Business)	Synaptics, Inc.	250	3.8x
4/1/2020	Thingstream Ltd.	u-blox AG	10	NA
2/20/2020	Adesto Technologies	Dialog Semiconductor	433	3.7x
5/29/2019	Marvell Technology Group Ltd. (Wireless Connectivity Business)	NXP Semiconductors NV	1,760	5.9x
5/6/2019	Aquantia Corp.	Marvell Technology Inc.	450	4.1x
3/27/2019	Quantenna Communications Inc.	ON Semiconductor Corporation	934	4.2x
11/9/2018	Finisar Corporation	II-VI Incorporated	4,806	3.7x
10/30/2018	Electro Scientific Industries, Inc.	MKS Instruments, Inc.	987	2.4x
9/10/2018	Integrated Device Technology, Inc.	Renesas Electronics Corp.	6,686	7.6x
3/12/2018	Oclaro, Inc.	Lumentum Holdings Inc.	1,510	2.5x
1/23/2018	Sigma Designs, Inc. (Z-Wave Business)	Silicon Laboratories, Inc.	243	NA
12/17/2017	Gemalto N.V.	Thales S.A.	6,614	1.9x
9/22/2017	Imagination Technologies	Canyon Bridge Capital Partners	749	4.0x
8/28/2017	IXYS	Littelfuse	726	2.2x
3/19/2017	Exar	MaxLinear	464	4.2x
2/13/2017	GigPeak	Integrated Device Technology	227	3.9x
11/21/2016	Applied Micro Circuits	MACOM Technology Solutions	683	4.1x

Notes:
Source: FactSet Research Systems, 451 Research, SEC Filings, Company Press Releases
'NM' for multiples that exceed 75x, 'NEG' for multiples that are below zero and 'NA' for unavailable or insufficient information

NEEDHAM & COMPANY · *STRICTLY PRIVATE & CONFIDENTIAL* · 7

- DRAFT AND SUBJECT TO CHANGE - Selected M&A Transactions (Cont.) ($ in Millions) Announce Enterprise Enterprise Value / Date Target Acquirer Value LTM Revenue 3/16/2016 ROFIN-SINAR Technologies, Inc. Coherent, Inc. $ 816 1.6x 2/23/2016 Newport Corporation MKS Instruments, Inc. 980 1.6x 9/30/2015 Ezchip Semiconductor Mellanox Technologies 607 5.8x 9/3/2015 Pericom Semiconductor Diodes 291 2.3x 5/7/2015 Micrel Microchip Technology 743 3.1x 3/18/2015 Vitesse Semiconductor Microsemi 356 3.3x 3/12/2015 Integrated Silicon Solutions Investor Consortium 677 2.1x 2/25/2015 Emulex Avago 577 1.4x 2/3/2015 Entropic Communications MaxLinear 183 1.0x 1/27/2015 Silicon Image Lattice Semiconductor 444 1.7x 11/19/2014 Oplink Communications, Inc. Koch Industries, Inc. 322 1.6x 4/29/2013 Telular Corporation Avista Capital Partners 253 2.8x 6/5/2012 Miranda Technologies Inc. Belden Inc. 331 1.8x 75th Percentile 4.2x Mean 3.7x Median 3.5x 25th Percentile 2.2x Notes: Source: FactSet Research Systems, 451 Research, SEC Filings, Company Press Releases ‘NM’ for multiples that exceed 75x, ‘NEG’ for multiples that are below zero and ‘NA’ for unavailable or insufficient information NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 8

- DRAFT AND SUBJECT TO CHANGE - Discounted Cash Flow – Revenue Multiple Discounted Cash Flow Analysis ($ in millions) Fiscal Year Ending December 31, 2022E 2023E 2024E 2025E Operating Profit $ (12.4) $ 5.8 $ 38.3 PRESENT VALUE CALCULATION ($ in millions) Revenue Discount Rate Multiple 15.5% 17.0% 18.5% 20.0% (1)(2) Present Value of Free Cash Flows $ 19.3 $ 18.4 $ 17.6 $ 16.8 Plus: Present Value of Terminal Value 1.0x $ 106.8 $ 103.1 $ 99.6 $ 96.3 Based on multiple of FY2025 Revenue of $157.5M 1.5x 160.1 154.7 149.5 144.5 2.0x 213.5 206.2 199.3 192.6 2.5x 266.9 257.8 249.1 240.8 3.0x 320.3 309.3 298.9 288.9 Equals: Implied Enterprise Value 1.0x $ 126.0 $ 121.5 $ 117.2 $ 113.1 Based on multiple of FY2025 Revenue of $157.5M 1.5x 179.4 173.1 167.0 161.2 2.0x 232.8 224.6 216.8 209.4 2.5x 286.2 276.2 266.6 257.5 3.0x 339.6 327.7 316.5 305.7 Implied Equity Value 1.0x $ 90.1 $ 85.5 $ 81.2 $ 77.1 Based on $10.7M of Cash & $46.7M of Debt 1.5x 143.4 137.1 131.0 125.2 2.0x 196.8 188.6 180.8 173.4 2.5x 250.2 240.2 230.7 221.5 3.0x 303.6 291.8 280.5 269.7 Notes: Source: Financials provided by management Present value as of April 21, 2023 Based on 2023E – 2025E operating profit NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 9

- DRAFT AND SUBJECT TO CHANGE - Implied Valuation of Sequoia Whole Company (Chip Only Scenario) 2023E Revenue $ 159 $ 192 (3.1x - 3.8x) LTM Revenue ('24 Multiples) $ 197 $ 246 (2.8x - 3.5x) 2023E Revenue $ 178 $ 189 (3.5x - 3.7x) 2025E Revenue $ 167 $ 276 (1.1x - 1.8x) $50 $100 $150 $200 $250 $300 Notes: Source: FactSet Research Systems, SEC Filings, Financials Provided by Management Market statistics reflect closing stock price on April 21, 2023 LTM Revenue as of June 30, 2024 NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 10 Discounted Cash Selected Precedent Selected Wireless / Connectivity / IoT- Flow Analysis Transactions Centric Companies

- DRAFT AND SUBJECT TO CHANGE -

Premia Paid Analysis – Technology Transaction Between $100M and $1B

($ in millions)

Selected Technology M&A Transactions Between $100M and $1B, Last Two Years									
Announce Date	Acquirer Company	Target Company	Equity Value	Enterprise Value	Offer Price % Premium 1-Day	5-Days	30-Days	60-Days	90-Days
2/8/23	Wavenet Ltd.	AdEPT Technology Group Plc	$ 60.4	$ 103.0	74.8%	74.8%	96.1%	78.7%	82.7%
1/3/23	First Brands Group LLC	Horizon Global Corp.	48.5	402.5	350.1%	207.0%	236.5%	165.2%	(8.9%)
12/7/22	Alpha Private Equity; Peninsula Capital Advisors; Private Groups	Prima Industrie SpA	108.1	360.8	1.0%	1.0%	1.8%	2.5%	5.0%
11/9/22	Carlyle Japan Asset Management	Uzabase, Inc.	382.2	358.3	74.6%	101.3%	129.7%	110.7%	78.6%
11/8/22	Carlyle Japan Asset Management	Totoku Electric Co. Ltd.	260.6	198.8	157.0%	157.2%	156.5%	152.1%	146.1%
11/1/22	Voya Financial, Inc.	Benefitfocus, Inc.	362.0	582.7	48.9%	66.9%	56.3%	54.4%	25.9%
10/27/22	Thoma Bravo; Sunstone Partners; Private Groups	UserTesting, Inc.	1,101.4	951.4	94.3%	111.9%	90.8%	68.9%	49.4%
10/26/22	K1 Investment Management LLC	ELMO Software Ltd.	309.1	323.5	47.0%	55.9%	61.7%	64.4%	98.8%
9/29/22	Accenture Japan Ltd.	Albert, Inc.	283.8	259.8	126.4%	120.9%	108.2%	103.8%	68.7%
9/6/22	Insight Venture Management; GTCR; Sycamore Partners; CommerceHub, Inc.	ChannelAdvisor Corp.	668.0	588.8	57.1%	52.8%	55.6%	60.4%	66.8%
8/16/22	Danawa Co., Ltd.	KoreaCenter Co., Ltd.	500.8	503.3	(2.0%)	5.0%	18.1%	10.7%	(21.5%)
8/15/22	Thoma Bravo LP	Nearmap Ltd.	746.2	685.9	39.1%	41.9%	89.2%	101.9%	43.8%
8/8/22	Nordson Corp.	CyberOptics Corp.	401.0	383.1	31.4%	34.7%	53.8%	24.9%	24.8%
6/21/22	TPG Capital LLC	Convey Health Solutions Holdings, Inc.	194.5	1,038.4	143.1%	161.2%	88.5%	75.6%	46.4%
6/20/22	Aareon AG	Momentum Software Group AB	163.7	154.1	71.4%	61.5%	54.0%	40.9%	25.6%
6/2/22	Apax Partners LLP	EcoOnline Holding AS	399.2	404.3	68.5%	64.9%	58.5%	61.3%	23.0%
5/25/22	Thoma Bravo LP	Mercell Holding AS	330.2	491.8	109.7%	111.8%	110.0%	104.2%	4.0%

Notes:
Source: FactSet Research Systems

NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 11

- DRAFT AND SUBJECT TO CHANGE -

Premia Paid Analysis – Technology Transaction Between $100M and $1B (Cont.)

($ in millions)

Selected Technology M&A Transactions Between $100M and $1B, Last Two Years									
Announce Date	Acquirer Company	Target Company	Equity Value	Enterprise Value	Offer Price % Premium 1-Day	5-Days	30-Days	60-Days	90-Days
5/9/22	Concentrix Corp.	ServiceSource International, Inc.	$ 150.4	$ 159.1	47.1%	37.6%	14.5%	19.0%	52.5%
5/5/22	Latécoère SA	Avcorp Industries, Inc.	31.8	109.3	22.2%	22.2%	29.4%	46.7%	69.2%
4/29/22	GI Manager LP	GTY Technology Holdings, Inc.	376.7	395.1	122.6%	138.6%	72.1%	41.9%	8.2%
4/14/22	Accel-KKR; Briarwood Chase Management; Long Path Partners; Private Groups	Basware Oyj	493.5	554.5	94.7%	93.7%	80.6%	77.4%	30.0%
4/11/22	Pfizer Australia Holdings Pty Ltd.	ResApp Health Ltd.	133.3	130.9	131.1%	147.6%	210.4%	184.9%	220.0%
4/6/22	Turn/River Management LP	Tufin Software Technologies Ltd.	500.4	438.2	44.0%	44.8%	56.8%	48.8%	54.7%
2/14/22	Murata Electronics North America, Inc.	Resonant, Inc.	289.9	282.8	262.9%	216.9%	163.2%	144.6%	74.4%
1/31/22	Agrico Acquisition Corp.	Kalera AS	191.6	191.6	0.0%	12.5%	(28.1%)	(36.3%)	(72.6%)
1/14/22	Alpha Luck Industrial; AKM Meadville Electronics.; Private Groups	AKM Industrial Co., Ltd.	230.0	380.6	(5.9%)	(7.8%)	(10.0%)	(6.3%)	80.4%
1/5/22	Clayton Dubilier & Rice LLC; Vera Whole Health, Inc.	Castlight Health, Inc.	335.5	278.7	25.0%	36.7%	21.3%	30.6%	12.6%
12/16/21	NAT GAMES Co., Ltd.	Nexon GT Co., Ltd.	550.7	493.5	2.3%	17.8%	46.3%	81.2%	60.5%
11/8/21	Open Text Corp.	Zix Corp.	482.7	789.9	(2.7%)	3.7%	15.2%	14.7%	19.0%
11/4/21	Lumentum Holdings, Inc.	NeoPhotonics Corp.	859.0	815.3	38.9%	62.3%	77.0%	64.3%	56.4%
75th Percentile			$ 495.2	$ 561.5	112.9%	114.1%	99.1%	102.4%	70.5%
Mean			364.8	427.0	75.8%	75.2%	73.8%	66.4%	47.5%
Median			332.8	389.1	53.0%	61.9%	60.1%	62.8%	47.9%
25th Percentile			184.6	244.6	24.3%	31.6%	27.4%	29.1%	17.4%

Notes:
Source: FactSet Research Systems

NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 12

- DRAFT AND SUBJECT TO CHANGE - Appendix A: WACC Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 13

- DRAFT AND SUBJECT TO CHANGE - WACC Analysis Sequoia Levered Beta Unlevered Beta 0.75 Debt / Equity Ratio 30.4% (1) 21.0% Marginal Tax Rate (2) 0.93 Levered Beta Cost of Capital Calculation (3) 6.00% Equity Market Risk Premium (x) Sequoia Levered Beta 0.93 Adjusted Equity Market Risk Premium 5.58% (4) 3.57% (+) U.S. Risk Free Rate (5) 6.37% (+) Size Premium Cost of Equity 15.52% Equity % in the Capital Structure 76.7% Debt % in the Capital Structure 23.3% Weighted Average Cost of Capital 15.52% Notes: (1) Assumed capital structure based on industry average for comparable public companies (2) Assumes tax rate of 21.0% (3) Calculated as Relevered Beta = Unlevered Beta x (1 + ((1 – Tax Rate) x (Debt/Equity))) (4) Source: Kroll (fka Duff & Phelps) as of April 21, 2023 (5) US Treasury; Represents current yield on 10-year Treasury Bonds as of April 21, 2023 (6) Source: Kroll (fka Duff & Phelps); represents size-related risk premium of companies with market capitalizations between $79M and $124M NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 14